As filed with the Securities and Exchange Commission on August 27, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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the Securities Exchange Act of 1934

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NORTHWESTERN CORPORATION
(Name of Registrant as Specified In Its Charter)

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The Registrant issued the following press release on August 26, 2003:

NorthWestern Corporation	News Release NYSE:NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

NORTHWESTERN ADJOURNS STOCKHOLDERS MEETING ON
PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION;
BOARD MEMBERS AND AUDITORS APPROVED

        SIOUX FALLS, S.D.—August 26, 2003—NorthWestern Corporation (NYSE:NOR) reported that it adjourned its stockholders meeting to allow continued voting on a proposal to amend the Company's Restated Certificate of Incorporation.

        Stockholders elected two members of Class III of the Board of Directors to hold office until 2006. Those elected included Marilyn R. Seymann, president and chief executive officer of M One, Inc., and Lawrence J. Ramaekers, formerly president and chief executive officer of ANC Rental Corporation, and current chief operating officer of MicroWarehouse. Stockholders also ratified the appointment of Deloitte & Touche LLP as auditors for the year ending Dec. 31, 2003.

        The adjourned meeting will reconvene to vote on the proposal to amend the Company's Restated Certificate of Incorporation at 10:00 a.m. Central time on September 15, 2003, at the Sheraton Convention Center in Sioux Falls, South Dakota.

About NorthWestern

        NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a nationwide provider of networked communications and data services to small and mid-sized businesses, and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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